                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Cafeteria Operators, L.P.:

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. The report of KPMG Peat Marwick LLP covering the December 31, 1996 consolidated financial statements refers to a change in method of accounting, effective January 2, 1996, for impairment of long-lived assets and for long-lived assets to be disposed of to conform to Statement of Financial Accounting Standards No. 121.

                                            /s/ KPMG PEAT MARWICK LLP

                                            ------------------------------------
                                            KPMG PEAT MARWICK LLP

Dallas, Texas

November 13, 1997